Exhibit 32.1

CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2012, I, Richard L. Belstock, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1)	such Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of Plumas Bancorp.

Date: August 9, 2012	/s/ Richard L. Belstock
Richard L. Belstock, Chief Financial Officer